UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 9, 2017

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2017, the Board of Directors of Supreme Industries, Inc. (the “Company”) adopted the 2017 Supreme Cash Bonus Plan (the “Bonus Plan”).

The Bonus Plan is intended to provide financial incentives to certain executive officers and key employees (“Participants”) of the Company and its subsidiaries through the use of “at risk” variable pay tied to specific performance goals.  Participants in the Bonus Plan will have the opportunity to earn a cash bonus (“Award”) for the attainment of Bonus Plan goals during the 2017 fiscal year.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company has established target awards and quantitative performance goals for certain Participants, including Matthew W. Long, Chief Financial Officer, Treasurer, and Assistant Secretary and Michael L. Oium, Vice President, Operations.  However, with respect to Mr. Mark D. Weber, President and Chief Executive Officer, the Compensation Committee made recommendations to the Company’s Board of Directors, which then acted to establish his target and goals.

Quantitative goals selected include net sales, EBITDA, and average controllable working capital as a percentage of sales.  Award achievement will be weighted so that the net sales goal and EBITDA goal will each account for forty percent of the total Award, with the average controllable working capital as a percentage of sales goal accounting for the remaining twenty percent of the total Award.  Participants may earn an Award ranging from 0 to 125% of his or her target.

After completion of the fiscal year, the Compensation Committee shall certify to what extent the performance goals were met and determine the Award payable to each Participant based on information supplied and certified by management.  The Compensation Committee may, in its discretion, adjust the payout of an Award, including reducing the Award to zero, based upon relevant individual or business factors or to prevent enlargement or dilution of the Award in case of extraordinary events. Payment of Awards shall be made in a lump sum payment in cash and shall be made as soon as reasonably practicable in 2018, but no later than March 15, 2018.

The Bonus Plan contains a recoupment feature so that, if the Board of Directors learns of any intentional misconduct by a Participant which directly contributes to the Company having to restate all or a portion of its financial statements, the Board may, in its sole discretion, require the Participant to reimburse the Company for the difference between any Awards paid to the Participant based on achievement of financial results that were subsequently the subject of a restatement and the amount the Participant would have earned as Awards under the Bonus Plan based on the financial results as restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: March 14, 2017	By:	/s/ Mark D. Weber
Mark D. Weber
Chief Executive Officer